EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         AGREEMENT made this 19th day of December, 2001, between iBX Group, Inc. ("iBX"); PriMed Technologies Inc. (hereinafter referred to as the "Company") and David Blechman (hereinafter referred to as the "Employee").
RECITALS
         WHEREAS, the Company is engaged in various aspects of providing information technology to the healthcare industry and desires to retain the Employee as its president and chief executive officer; and

         WHEREAS, the Company desires to be assured of the continued association and services of the Employee in order to facilitate long range planning and execution of the Company's business in the most orderly and efficient manner and is therefore willing to engage Employee's services upon the terms herein contained.

         NOW, THEREFORE, in consideration of the foregoing recitals and of the premises and conditions herein contained, it is agreed as follows:

         1.  TERM OF EMPLOYMENT
         The Company hereby employs the Employee and Employee hereby accepts employment with the Company for a period commencing on the date of execution of this Agreement and continuing for a period ending December 31, 2006. The Employee shall serve as vice president of the Company. This Agreement may be extended for additional terms on the mutual consent of the parties. However, this Agreement may be terminated earlier as hereinafter provided.

         2.  DUTIES OF EMPLOYEE
         The Employee shall do and perform all services, acts, or things necessary or advisable to serve as its vice president including but not limited to assist in establishing Company policies and strategic planning, identify potential acquisition candidates, assist in financial planning and capital formation, oversee day to day operations of the Company and such other matters as may be mutually acceptable to the Company and the Employee. However, Employee shall at all times be subject to the direction of the policies established by the Board of Directors and stockholders of the Company. Employee is expected to work as much time as may be necessary to carry out Employee's job responsibilities but in no event less than 35 hours per week.

         The Employee agrees that to the best of Employee's ability and experience, Employee will at all times loyally and conscientiously perform all of the duties and obligations required of Employee either expressly or implicitly by the terms of this Agreement, and devote as much time and efforts to the Company's business as needed.

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          During the term of this Agreement (or such shorter period of time should this Agreement be terminated prior to its stated termination date) and for a period of 60 days thereafter, Employee shall not invest in, carry on, engage in or become involved whether as an employee, agent, officer, director, stockholder (excluding ownership of not more than five percent (5%) of the outstanding shares of a publicly-held corporation which ownership does not involve managerial or operational responsibility), manager, partner, joint venturer, participant, consultant or otherwise) in any business enterprise which competes directly with the business of the Company or its affiliates. The restrictions set forth in this paragraph shall apply for any employment, work, operations or investment in the United States. The parties agree that this restriction is reasonable in terms of scope and duration and was a material inducement for the Company to enter into this Agreement.

         Any breach of this non-compete provision may cause irrevocable harm to the Company and as a result the parties agrees that injunctive relief may be sought as a remedy in the case of a breach and the parties hereto expressly waive any requirements to post bond in the event that injunctive relief is sought.

         3.  COMPENSATION OF EMPLOYEE
         (a) As compensation for services hereunder, the Employee shall receive in year one an annual base compensation of $125,000. Subject to the continuing approval of the Company's stockholder iBX, the annual base salary in each succeeding year shall be equal to at least 110% of the annual base salary from the prior year. Compensation shall be paid no less frequently than monthly or in such increments as are regularly paid by the Company to other employees.

         (b) Subject to the prior approval of the Company's stockholder, Employee shall also be entitled to such other bonuses based upon the Company's performance as determined in the sole and absolute discretion of the Company's stockholder.

         (c) Subject to the prior approval of the Company's stockholder, Employee shall: be offered health insurance coverage at no cost to the Employee; be entitled to participate in such employee benefit programs as offered by the Company to other Employees; be entitled to an annual paid vacation of three weeks per year plus five personal days per year, and any vacation time not used may be accrued to the following year if the Employee remains employed with the Company.

         (d) The Employee shall also be reimbursed for out-of-pocket expenses incurred by the Employee in the performance of his job responsibilities. However, any reimbursable expenses in excess of $1,000 must first be approved by the Company's president.

         4. TERMINATION. The initial term of this Agreement shall commence as of the date of this Agreement, and shall continue until December 31, 2006, unless terminated sooner as hereinafter provided. The Company shall have the right to terminate this Agreement for good cause or by reason of Employee's disability on thirty (30) days prior written notice to Employee. If such termination is for good cause or by reason of Employee's disability, a notice of termination specifying the nature of the good cause or disability, as the case may be, shall be given Employee. If the Employee is terminated for any other reason than good cause, the Company shall be obligated to pay Employee a severance payment of the greater of $100,000 or the remaining sums due under the agreement.

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         Notwithstanding anything else to the contrary, if the Company or all other subsidiar(ies) of the Company cease operations, then in that event this Agreement will terminate and Employee shall only be entitled to receive the compensation due as of the termination date.

         5.  DEFINITIONS.
                  As used in this Agreement, the following terms shall have the following meanings:
                           (a)      DISABILITY shall mean Employee's inability
caused by mental or physical illness to satisfactory perform his obligations and duties hereunder for a consecutive period in excess of 120 days during the term of this Agreement or for a period of 180 out of a total of 360 work days

                           (b)      GOOD CAUSE shall mean any breach by Employee
of Employee's obligations hereunder, habitual neglect of duties, continued incapacity or inability to perform the obligations set forth in this Agreement or the conviction of any felony.

         6. NOTICE. All notices or other communications which are required or which may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally (and receipted for) or by registered or certified mail, postage prepaid, return receipt requested. Any such notice shall be deemed effective when personally delivered or five (5) days following its deposit in the United States mail as specified.

         7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior agreements or understandings respecting such subject matter. Employee shall not assign any right hereunder, nor delegate any obligation, and any purported assignment or delegation by Employee shall be void. Any modification of this Agreement must be in writing and executed by both parties to this Agreement.

         8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event of any dispute arising under this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorneys' fees.

         10. SEVERABILITY. If any provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforcibility of any other provision hereof.

         11. LIMITED PARTICIPATION. iBX is entering into this Agreement for the limited purpose pertaining to conditional issuance of its common stock to the Employee and shall have no responsibilities or obligations pertaining to any other aspects of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above.

iBX GROUP INC.                                  EMPLOYEE


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BY: Evan Brovenick, for the Board               David Blechman


PriMed Technologies, Inc.


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Evan Brovenick, for the Board









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